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                                                                   Exhibit 10.04

                           MASTER CORPORATE AGREEMENT

          This "Master Corporate Agreement" (this "Agreement") is entered into as of the Execution Date set forth on Exhibit 1, attached hereto and incorporated herein by reference, hereto by and between INNCO CORPORATION ("INNCO"), an Arizona corporation, which is a wholly-owned subsidiary of DOUBLETREE HOTELS CORPORATION ("Doubletree"), a subsidiary of Promus Hotel Corporation ("PHC"), and ROOMSYSTEMS INTERNATIONAL CORPORATION, (together with any affiliates and subsidiaries ("RSI")).

1.       INTENT OF AGREEMENT

          The purpose of this Agreement is to set forth the terms and conditions which shall be applicable to the acquisition or leasing by certain hotels of certain products (referred to herein as the "Products") produced by or on behalf of RSI during the term of this Agreement and to describe RSI's participation in INNCO's preferred supplier network ("PSN") with respect to the Products. All of the following Exhibits and Attachments to this Agreement are attached hereto and are incorporated herein by reference:

          Exhibit 1 - Basic Terms
          Exhibit 2 - Definition of Products
          Exhibit 3 - Pricing and Discount
          Exhibit 4 - Volume Projection
          Exhibit 5 - Marketing and promotional Agreements
          Exhibit 6 - Intentionally left blank
          Exhibit 7 - Compensation to INNCO for Program Administration
          Exhibit 8 - Intentionally Left Blank
          Exhibit 9 - Exemplar of Hotel Revenue Sharing Lease Agreement
          Exhibit 10 - Hotel Installation Maintenance and License Agreement

2.       DEFINITIONS

          For the purposes of this Agreement, the following terms are hereby defined:

          2.1 Agreement Year: The twelve-month period commencing as of the Commencement Date, or as of any anniversary of the Commencement Date and any extension thereof.

          2.2 Commencement Date: The date of commencement of the term of this Agreement, as set forth on Exhibit 1.

          2.3 Franchised Hotels: All Tradename Hotels which are operated under franchise agreements where the franchisee thereunder is a party other than an Affiliate.

          2.4 Hotel Revenue Sharing Lease Agreement: That certain Hotel Revenue Sharing Lease Agreement between RSI and any Participating Property, whereby RSI leases the

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Products to the Participating Property and shares the revenues therefrom with the Participating Property.

          2.5 Managed Hotels: All hotels which are managed by any Affiliate (whether as manager, tenant or otherwise), regardless of tradename affiliation (if any).

          2.6 Participating Properties: All hotels covered by this Agreement, as set forth on Exhibit 1 and 1A, when referred to as a group. Individual hotels hereafter are referred to as the "Participating Property."

          2.7 Portfolio Hotels: All Tradename Hotels, Managed Hotels, Franchised Hotels, and any other hotels utilizing INNCO's purchasing services.

          2.8 Products.  The items described on Exhibit 2.

          2.9 Termination Date:  As set forth on Exhibit 1.

          2.10 Tradename Hotels: All hotels operating under the tradenames set forth on Exhibit 1 and 1A and/or any other tradename(s) (collectively, "Tradenames") now or hereafter utilized by Doubletree or its affiliates (collectively, "DT Affiliates") or by Promus Hotels, Inc. ("PHI"), a subsidiary of PHC, or its affiliates (collectively "PHI Affiliates") (DT Affiliates and PHI Affiliates are individually referred to as "Affiliate" and collectively as "Affiliates") including, without limitation, hotels operated by any Affiliate and hotels operated by others under franchise agreements with any Affiliate.

3.       TERM

          3.1 Term: The term of this Agreement shall commence as of the Commencement Date and, subject to the provisions of this Agreement, shall expire as of the Termination Date, unless extended by the parties according to Exhibit 1.

          3.2 Termination without Cause. This Agreement shall continue until terminated. This Agreement may be terminated by either party without cause and without penalty by giving the other party notice as specified on Exhibit 1.

          3.3 Termination based upon Material Breach by RSI. INNCO may terminate this Agreement in the event of a material breach by RSI. For the purposes hereof, a "Material Breach by RSI" shall be defined as any one or more of the following:

   (a) RSI's failure to make a payment when due which is not cured within forty-five (45) days of written notice.

   (b) RSI's failure to supply satisfactory Product quality and/or timely service or performance, as reasonably determined by INNCO within forty-five
   (45) days of written notice.

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   (c) RSI's failure to comply with any other (i.e., other than the defaults listed in paragraphs (a) and (b) of this Section 3.3) material obligation under this Agreement which is not cured within forty-five (45) days of written notice.

   (d) RSI is adjudicated insolvent by any court or tribunal, or files a voluntary petition of bankruptcy, or enters into an arrangement with its creditors, or applies for or consents to the appointment of a receiver or trustee of itself or its property, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent or appointing a receiver or trustee of itself or of its property.

   (e) An involuntary petition of bankruptcy if filed against RSI and such petition remains undischarged or unstayed for a period of forty-five (45) days.

          3.4 Termination based upon Non-Competitive Price Increases. If INNCO determines that any increase in the price of the Product which is permitted pursuant to Exhibit 3 is unacceptable to INNCO, INNCO may terminate this Agreement on thirty (30) days' written notice to RSI.

          3.5 Termination based upon Material Breach by INNCO. RSI may terminate this Agreement in the event of a material breach by INNCO. For the purposes hereof, a "Material Breach by INNCO" shall be defined as any one or more of the following:

   (a) INNCO's failure to comply with any material obligation under this Agreement which is not cured within forty-five (45) days of written notice.

   (b) INNCO is adjudicated insolvent by any court or tribunal, or files a voluntary petition of bankruptcy, or enters into an arrangement with its creditors, or applies for or consents to the appointment of a receiver or trustee of itself or its property, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent or appointing a receiver or trustee of itself or of its property.

   (c) An involuntary petition of bankruptcy is filed against INNCO and such petition remains undischarged or unstayed for a period of forty-five (45) days.

          3.6 Effect of Termination. In the event of expiration or termination of this Agreement pursuant to Sections 3.1, 3.2, 3.3 or 3.4, RSI acknowledges and agrees to the following, in addition to any other remedy available to INNCO hereunder:

   (a) INNCO shall be entitled to notify the Participating Properties of the occurrence of such events;

   (b) RSI shall provide payment to INNCO for all contracts or purchase orders made prior to the termination or expiration date whether RSI has invoiced before or after such date, and shall make payments to INNCO for such contracts or purchase orders, as well as for all

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   amounts owed to INNCO, on or before 30 days after the expiration or termination of this Agreement.

          3.7 Partial Termination as to any Participating Property based upon Material Breach by such Participating Property: RSI may terminate this Agreement as to any Participating Property based upon a material breach by such Participating Property. In the event of such termination, the Participating Property with respect to which RSI has exercised its termination right shall no longer be considered to be a Participating Property under this Agreement. In no event, however, shall a breach of this Agreement by any Participating Property be considered to be a breach by any other Participating Property or by INNCO. For the purposes hereof, a "material breach" by a Participating Property shall be defined as any one or more of the following:

   (a) A failure by such Participating Property to make a payment when due which is not cured within ten (10) days of written notice to such Participating Property.

   (b) The failure by such Participating Property to comply with any other (i.e., other than the defaults listed in paragraph (a) of this Section 3.6) material obligation under this Agreement which is applicable to such Participating Property which is not cured within forty-five (45) days of written notice to such Participating Property.

   (c) Such Participating Property is adjudicated insolvent by any court or tribunal, or files a voluntary petition of bankruptcy, or enters into an arrangement with its creditors, or applies for or consents to the appointment of a receiver or trustee of itself or its property, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent or appointing a receiver or trustee of itself or of its property.

   (d) An involuntary petition in bankruptcy is filed against such Participating Property and such petition remains undischarged or unstayed for a period of thirty (30) days.

4.       DESIGNATION OF RSI AS AN APPROVED SUPPLIER OF MINIBARS

          4.1 RSI as Approved Supplier. Subject to the provisions of this Agreement, during the term of this Agreement, RSI is hereby designated as INNCO's exclusive supplier of minibars, including the Products, to the Franchised Hotels, Managed Hotels, Portfolio Hotels, and Tradename Hotels, subject to the termination provisions set forth in Exhibit 1. As such, INNCO shall include RSI in INNCO's PSN with respect to the Products. INNCO shall include in the PSN supplier materials those descriptive materials about the Products that have been furnished by RSI and approved by INNCO. The PSN has been designed to enhance Participating Properties' relationship with RSI in the PSN. Any services performed by INNCO or any Affiliate hereunder are not intended to be, nor shall they be deemed to be, a warranty or endorsement for any purpose whatsoever of the Products.

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          4.2 RSI Responsibility for Products. RSI agrees that the Products shall be manufactured, stored and shipped by or under the direct control of RSI in strict compliance with the Specifications set forth on Exhibit 2. Any deviation or modification whatsoever by RSI from the specifications set forth in
Exhibit 2, attached hereto, shall be prohibited unless approved by INNCO in a written amendment to this Agreement.

          4.3 RSI Warranties. RSI hereby guarantees that the Products contained in any shipment or other delivery hereafter made by it, or by any of its subsidiaries or divisions, to any Participating Property will comply with all applicable laws, ordinances and regulations.

          4.4 RSI Pricing. RSI shall provide the Products to the Participating Properties in accordance with the pricing provisions set forth in Exhibit 3.
Exhibit 9 describes the provisions of the Hotel Revenue Sharing Lease Agreement between RSI and any of the Participating Properties. Exhibit 10 describes the Hotel Installation, Maintenance and License Agreement between the Participating Properties and RSI.

          4.5 INNCO's Obligations with Respect to the Products; Volume Projection. INNCO agrees that, during the term of this Agreement, INNCO will use its reasonable efforts to cause its Affiliates to install the Products. The parties currently anticipate that the Participating Properties will install the Product in accordance with the volume projections for each year set forth on
Exhibit 4. Nothing herein, however, shall be construed as a guarantee by INNCO that such volume projections will be achieved, and neither INNCO nor any of the Participating Properties shall have any liability to RSI in the event that such volume projections are not achieved.

          4.6 Marketing and Merchandising Support. In order to further the interests of the parties in promoting the Products at the Participating Properties, RSI shall provide to INNCO the marketing and merchandising support and materials as described on Exhibit 5.

          4.7 Marketing, Advertising and Promotional Tradename Support: In order to further the interest of the Tradename Hotels in the Participating Properties, the parties agree to review RSI's marketing, advertising and promotional activities and events, and where, in the opinion of INNCO, Doubletree, or PHC, such an activity or event would provide Tradename benefit by being associated with that Tradename, RSI will provide the opportunity to participate in same.

          4.8 Operational Support. RSI shall provide to each of the Participating Properties operational support with respect to the use of the Products in accordance with Exhibit 10.

          4.9 Compensation to INNCO for Program Administration. In consideration of INNCO's administering the Product placement for the Participating Properties under this Agreement, RSI shall pay to INNCO compensation for program administration in accordance with Exhibit 7.

          4.10 Preferred Lodging. RSI agrees to use its best efforts to promote the Tradename Hotels as a preferred lodging choice for its employees, officers, directors, affiliates, agents, and

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representatives for business and leisure travel. RSI shall provide written confirmation of such efforts within 30 days of the execution of this Agreement.

5.        PROCEDURES FOR PLACING THE PRODUCTS BY THE PARTICIPATING PROPERTIES

          5.1 Placement of the Products. All agreements shall be executed directly by the Participating Properties. INNCO shall not be responsible for any act or omission of any Participating Property. Without limiting the foregoing, INNCO shall not be responsible for any unpaid Product ordered by or delivered to any Participating Property, for any unsold contract balances relating to Products installed by any Participating Property, or any other circumstances relating to, or actions of, any Participating Property.

          5.2 Terms and Conditions of Placement. The terms and conditions applicable to placement of the Products installed by any Participating Property pursuant to this Agreement shall be as set forth in this Agreement. The terms and conditions applicable to the placement of the Products leased by any Participating Property pursuant to revenue sharing and pursuant to this Agreement shall be as set forth in this Agreement, including without limitation, the terms and conditions set forth on Exhibit 9 attached hereto. If the terms and conditions of any purchase order or agreement, contract or receipt for the Products now or hereafter placed hereunder differ from the terms and conditions of this Agreement, the terms and conditions of this Agreement shall apply, as any such disparity may apply to RSI and INNCO.

          5.3 Type of Placement. For purposes of this Agreement, RSI shall offer the Products to the Participating Properties for placement according to the following programs:

   (a) Purchase. The Participating Properties may purchase the Products according to the pricing schedule set forth in Exhibit 3.

   (b) Lease. The participating Properties may lease the Products according to the pricing schedule outlined in Exhibit 3.

   (c) Revenue Sharing. The Participating Properties and RSI may enter into a revenue sharing arrangement, whereby RSI places the Products with the Participating Properties free of charge and all parties share revenue, according to the terms and conditions of the Hotel Revenue Sharing Lease Agreement, attached hereto as Exhibit 9.

6.       REPORTING OF PRODUCT PLACEMENT AND INNCO'S AUDIT RIGHTS

          6.1 Reports. RSI shall provide to INNCO reports of Products placed in Participating Properties. If distribution information is not available for any Participating Property, other substantiating information reasonably acceptable to INNCO (e.g., internal invoices) may suffice.

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          6.2 INNCO's Audit Rights. INNCO shall have the right, upon reasonable advance notice to RSI, to audit RSI's books and records to the extent necessary to determine whether INNCO has been paid the amounts due to INNCO under this Agreement. If, after such audit, it is determined that there has been an underpayment to INNCO of more than five (5%) percent, RSI shall reimburse INNCO for the reasonable costs incurred by INNCO in performing such audit.

7.       INSPECTION OF RSI'S FACILITIES

          INNCO shall have the right from time to time to inspect RSI's facilities where the Product is made upon reasonable notice to RSI. The inspections must be made during normal working hours and shall cause minimum disruption in the facility. INNCO must present proper identification at the facility prior to entering and the inspection will be limited to that area of the facility where the specific Products placed with the Participating Properties are manufactured, with the specific exclusion of any confidential equipment or components. INNCO will be required to adhere to any health and safety requirements or other directives normally implemented at the facility. INNCO shall treat all of RSI's information as confidential, except that disclosure of such information may be made by INNCO as required by law, court order, or order of any governmental authority; or in connection with any judicial or other dispute resolution proceedings between INNCO and/or any of the Participating Properties, and RSI. Information shall not be considered to be confidential if such information (a) is already known to INNCO at the time of its disclosure by RSI, (b) is or becomes available to the public through no fault of INNCO, or (c) is later received by INNCO from a third party having legal right to make such disclosure.

8.       INDEMNIFICATION

          RSI shall indemnify, defend and hold INNCO, Doubletree, and PHC harmless from and against any and all liabilities, losses, costs, damages, injuries, claims, suits, judgments, causes of action and expenses (including reasonable attorneys' fees) suffered or incurred as a result of the willful negligence of RSI or any defect caused by RSI in any Product sold, leased or placed with INNCO, Doubletree and PHC, provided RSI is given reasonable notice of such damages, claims, etc., and provided sole right of defending such claims, and the right to subrogate such rights.

9.       INSURANCE

          RSI agrees to maintain, during the entire term of this Agreement, a commercial general liability insurance policy on a claims occurred basis, including product liability coverage and contractual liability coverage insuring against the liabilities assumed by RSI under this Agreement, with a minimum combined single limit of not less one million dollars ($1,000,000) per occurrence for damage, injury and/or death to property and/or persons. Upon execution of this Agreement, and from time to time thereafter during the term of this Agreement, RSI shall deliver to INNCO a certificate, in form reasonably satisfactory to INNCO, evidencing that RSI is carrying such insurance and that such insurance is in force and effect. INNCO shall notify RSI

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of any such claims within forty-five (45) days of such occurrence. RSI shall deliver to INNCO a certificate, in form reasonably satisfactory to INNCO, evidencing that RSI is carrying such insurance and that such insurance is in force and effect, that INNCO is an additional insured and certificate holder, and that such insurance shall not lapse or be canceled or modified unless INNCO has been given forty-five (45) days prior written notice of the intended cancellation or modification. Without limitation, the obligation under this Section shall survive termination of this Agreement.

10.      TRADEMARKS

          10.1 Use. During the term hereof, RSI shall not use in any manner whatsoever any tradenames, or any logos, trademarks, service marks or any other identifying symbol of INNCO or any other DT Affiliates (collectively, the "Trademarks"), unless RSI obtains INNCO's prior written consent.

          10.2 Other Use. With respect to the Products, RSI is hereby granted the non-exclusive right to use the Trademarks, service marks and other related marks created or developed or which Doubletree or PHI otherwise has rights to license (the "Marks") on the Products as set forth on Exhibit 1A and subject to the following conditions: (a) RSI shall use only those Marks that INNCO approves in writing for RSI's use. Such Marks shall only be used in the form approved by INNCO and only on the Product(s) or on the packaging or advertising of the Product(s), which packaging and advertising must be approved by INNCO. RSI shall not use the Marks in any media advertising, except as set forth in this paragraph. (b) Prior to using the Marks, RSI shall provide INNCO copies of any materials, including advertising, packaging or promotional materials and packaging, in connection with which the Marks are intended to be used. (c) RSI agrees with regard to each Product manufactured or offered for sale pursuant to this Agreement that it shall submit a sample of said Product, together with its own product specifications, to INNCO for INNCO's approval prior to manufacture or distribution of the Product, and that every six months RSI shall submit to INNCO for inspection a sample of each Product or packaging that bears the Marks, and shall also confirm in writing that the Product(s) is manufactured in accordance with specifications and samples approved by INNCO. (d) RSI warrants that the Product(s) shall be identical to the samples and specifications approved by INNCO and that it will withhold from distribution or sale any Product or packaging bearing the Marks that fail to conform to the approved specifications or which fail for any reason to pass inspection by INNCO and that it will upon request by INNCO destroy (or remove the Marks from) said Product. RSI shall assure that the Product(s) is merchantable and fit for the particular purpose, if any, specified by INNCO. (e) RSI acknowledges INNCO, Doubletree and PHI's respective exclusive right, title and interest in the Marks and to any other trademarks, trade names, and service marks which INNCO, Doubletree, PHI, or their

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parent, divisions, subsidiaries, affiliates or assigns may adopt, use or register, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of said right, title and interest. RSI agrees and undertakes that it will not at any time either during the term of this Agreement or after its expiration or termination, adopt, use or register, without INNCO's prior written approval, any word or symbol or combination thereof which is similar in any respect to the Marks. In order to protect the rights of INNCO, Doubletree, PHI and their parent, divisions, subsidiaries, affiliates and assigns to their Marks, the RSI shall not manufacture or distribute or permit the manufacture or distribution of the Product(s) bearing the Marks owned by INNCO, Doubletree, PHI or their parent, divisions, subsidiaries, affiliates or assigns outside the United States without INNCO's prior written approval.

          10.3 Literature. INNCO may use RSI's manuals, schematics and merchandising literature for any purpose previously approved by RSI.

          10.4 Goodwill. INNCO acknowledges and desires to protect the goodwill associated with any of RSI's trademarks, trade names or service marks and will identify same with appropriate marks.

11.       CONFIDENTIALITY

          11.1 RSI's Confidentiality. RSI shall maintain as confidential and shall not disclose to any person outside its employ any information which RSI obtains or learns of from INNCO or from the Participating Properties by virtue of this Agreement, including but not limited to information relating to INNCO's confidential marketing information, such as product introduction dates or product volume; the economic terms of this Agreement or other information relating to the Products and any unique final Product specifications INNCO discloses to RSI in writing marked confidential. Excluded from this condition is any information disclosure of which is required (a) by law, court order, or order of any governmental authority, or
(b) in connection with any judicial or other dispute resolution proceedings between INNCO and/or any of the Participating Properties, and RSI. Information will not be considered to be confidential if such information (a) was already known to RSI at the time of its disclosure by INNCO, (b) is or becomes available to the public through no fault of RSI, or (c) is later received by RSI from a third party having legal right to make such disclosure. This obligation of RSI shall survive the termination of this Agreement. Upon termination of this Agreement, RSI shall promptly return to INNCO all confidential material and all copies.

          11.2 INNCO's Confidentiality. INNCO shall maintain as confidential and shall not disclose to any person outside its employ any information which it obtains or learns of from RSI or from any of RSI's affiliates by virtue of this Agreement, including but not limited to information relating to RSI's confidential manufacturing, revenue and/or marketing information; the economic terms of this Agreement or other information relating to the Products and any unique final Product specifications RSI discloses to INNCO in writing marked confidential. Excluded from this condition is any information disclosure of which is required (a) by law, court order, or order of any governmental authority, or (b) in connection with any judicial or other dispute resolution proceedings between RSI and/or any of the Participating Properties, and INNCO. Information will not be considered to be confidential if such information (a) was already known to INNCO at the time of its disclosure by RSI, (b) is or becomes available to the public through no fault of INNCO, or (c) is later received by INNCO from a third party having legal right to make such disclosure. This obligation of INNCO shall survive the termination of

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this Agreement. Upon termination of this Agreement, INNCO shall promptly return to RSI all confidential material and all copies.

12.       NOTICES

          All notices required hereunder shall be in writing and shall be deemed given, whether actually received or not, (a) when delivered in person, (b) three
(3) business days after such item is deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, or (c) one
(1) business day after such item is deposited with Federal Express or other generally recognized overnight courier, shipping charges prepaid, addressed to the appropriate party hereto at its address set out below, or at such other address as it shall have theretofore specified by written notice delivered in accordance herewith:

            To RSI:

            RoomSystems International Corporation
            3770 Howard Hughes Parkway
            Hughes Center Suite 175
            Las Vegas, NV 89109
            Attention: General Counsel

            With a copy to:

            RSI

            390 North 3050 East
            St. George, UT 84790
            Attention: Mr. Steven L. Sunyich, CEO

            To INNCO:

            INNCO Corporation
            755 Crossover Lane
            Memphis, TN 38117

            Attention: Mr. Stephen D. Pletcher, President

            With a copy to:

            Doubletree Hotels Corporation
            755 Crossover Lane
            Memphis, TN 38117
            Attention: General Counsel

13.      INDEPENDENT CONTRACTOR

          The parties hereto will be independent contractors under this Agreement. It is not the intent of the parties to form a partnership, and it is understood that each party will exercise full

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power and authority, except as specifically provided otherwise in this
Agreement, to select the means, method and manner of performing all obligations to be performed under this Agreement. Neither party shall have the authority to bind or otherwise obligate the other party in any manner nor shall they represent to anyone that it has the right to do so. RSI specifically acknowledges and agrees that INNCO does not have the right to bind the Participating Properties to this Agreement, as agent or otherwise.

14.      SURVIVAL

          The provisions of Paragraph 9 hereof, and any other provision hereof which imposes upon the parties an obligation after termination of this Agreement, shall survive such termination.

15.      WAIVER, MODIFICATION OR AMENDMENT

          Neither this Agreement nor any of its provisions (including the price of the Product) may be waived, modified or amended except by an instrument in writing signed by the parties hereto. Without limiting the foregoing, any change in the Specifications and any adjustment in the price for such Product to be made in accordance with Exhibit 3 must be agreed to by a written amendment to this Agreement signed by both parties.

16.      ENTIRE AGREEMENT

          This Agreement and the Exhibits attached hereto constitute the entire agreement of the parties hereto with respect to its subject matter and supersede any and all prior negotiations, understandings, and/or agreements, whether oral or written. No modification, change or alteration shall be effective unless in writing and executed by both parties.

17.      ASSIGNMENT

          Each party hereto agrees that it will not assign, transfer or pledge its interest in this Agreement, in whole or in part, or delegate performance thereof, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that such consent shall not be required for: (a) assignment of this Agreement to a subsidiary, affiliate or parent of a party, (b) for any assignment by a Participating Property to a successor owner of such Property, or (c) in connection with any financing arrangement entered into by INNCO or any Participating Property. Either party shall have the right, but not the obligation, to terminate this Agreement in the event of a material change in the ownership or control of the other party; "material" shall mean any transfer of ten (10%) percent or more of the voting shares issued by a party or any entity controlling such party. The preceding sentence shall not, however, apply to any party or other entity which is a publicly traded company.

18.      SUCCESSORS AND ASSIGNS

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          Subject to Paragraph 17, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

19.      COMPLIANCE; NO WAIVER

          The failure of either party to insist upon strict compliance with any of the terms hereof shall not be considered to be a waiver of any such terms nor shall it affect the right of such party to insist upon strict compliance herewith at any time thereafter. The failure of either party to terminate this Agreement upon the occurrence of a Material Breach by the other party in its performance of any obligation hereunder shall not constitute a waiver or otherwise affect the right to terminate this Agreement as a result of a continuing or subsequent failure or refusal by the other party to comply with any of such obligations. The rights and remedies set forth herein are in addition to any other rights or remedies which may be granted by law.

20.      SEVERABILITY

          If any provision of this Agreement shall be contrary to law or otherwise unenforceable, the illegality or unenforceability of any such provision shall not affect the other terms, covenants, terms or conditions hereof, and the remainder of this Agreement, or the application of such illegal or unenforceable term or provision to persons or circumstances other than those as to which this Agreement is held to be illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to fullest extent permitted by law.

21.      DISPUTE RESOLUTION

          21.1 Resolution. RSI, on the one hand, and the Participating Properties and/or INNCO, on the other hand, will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by RSI, on the one hand, and the Participating Property or Properties in question and/or INNCO, on the other hand, within forty-five (45) days after written notice by a party demanding mediation. No party may unreasonably withhold its consent to the selection of a mediator, and RSI, on the one hand, and INNCO and/or the Participating Property or Properties, on the other hand, will share the costs of the mediation equally. By mutual agreement, however, RSI, on the one hand, and the Participating Property or Properties and/or INNCO, on the other hand, may postpone mediation until the parties have completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution, such as neutral fact-finding or a minitrial.

          21.2 Alternate Dispute Resolution. Any dispute which the parties cannot resolve through negotiation, mediation or other form of alternate dispute resolution ("ADR") within six (6) months of the date of the initial demand by one of the parties may then be submitted to the courts within Arizona for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of any party to pursue its legal remedies. Nothing in this section will prevent a party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

          21.2 Attorneys' Fees. In the event of any judicial proceedings in connection with or arising out of this Agreement between RSI, on the one hand, and INNCO and/or any Participating Property or Properties, on the other hand, the losing party shall reimburse the prevailing party for its reasonable attorneys' fees and costs in connection with such judicial proceedings.

22.      COMPLIANCE WITH LAW

          Both parties shall comply with all applicable federal, state and local laws and executive orders and regulations issued pursuant thereto, including without limitation, all laws relating to equal employment opportunity.

23.      APPLICABLE LAW

          The parties hereby agree that the laws of the State of Arizona shall govern the interpretation of this Agreement and all matters arising hereunder.

EXECUTED on the date first set forth above.

INNCO CORPORATION

By    /s/                  President
      -----------------------------------------
          (Name)               (Title)
      Hereunto Duly Authorized

ROOMSYSTEMS INTERNATIONAL CORPORATION

By    /s/ Steven L. Sunyich     CEO
      -----------------------------------------
          (Name)               (Title)
      Hereunto Duly Authorized